UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

______________________________________________________________

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on July 29, 2011, Premier Packaging Corporation (“PPC”), a wholly-owned subsidiary of Document Security Systems, Inc. (“DSS”), entered into a Second Amended and Restated Credit Facility Agreement with RBS Citizens, N.A. (“Citizens”), a national banking association (the “Second Credit Facility Agreement”), on July 26, 2011, for the purpose of amending the Amended and Restated Credit Facility Agreement dated as of October 8, 2010, as amended on February 24, 2011 (the “Original Credit Facility Agreement”). The Second Credit Facility Agreement provided for a revolving line of credit up to $1,000,000 and a loan of $1,075,000 to PPC. The Second Credit Facility Agreement contained certain customary affirmative and financial covenants and negative covenants against incurring indebtedness, liens, liabilities and certain corporate actions. In addition, PPC’s affiliates, including DSS, are guarantors of all of PPC’s payment and other obligations to Citizens.

Also, as previously reported in the same Current Report on Form 8-K filed on July 29, 2011, PPC entered into an Amended and Restated Revolving Line Note with Citizens (the “Revolving Note”) on July 26, 2011, for the purpose of restating and confirming an indebtedness of PPC to Citizens in the amount of $1,000,000, as evidenced by the Revolving Line Note dated February 12, 2010 (the “Original Revolving Note”), given by PPC to Citizens in the amount of $1,000,000. Under the Revolving Note, PPC may request advances from time to time provided PPC is not in default under the Revolving Note. The Second Credit Facility Agreement and the Revolving Note, and all other documents and instruments executed in connection therewith, are referred to collectively as the “Loan Documents.”

On April 28, 2015, PPC and Citizens entered in to a Modification/Extension to the Amended and Restated Revolving Line Note and the Second Amended and Restated Credit Facility Agreement (the “Modification Agreement”) for purposes of (i) extending the maturity date of the Revolving Note to May 31, 2016, (ii) reducing the amount available under the Revolving Note from $1,000,000 to $800,000, (iii) amending certain covenants contained in the Loan Documents (as described below and in the Modification Agreement), and (iv) amending certain terms and conditions of the Loan Documents (as described below and in the Modification Agreement).

The Modification Agreement deletes the previous financial covenants, and replaces them with a covenant that precludes PPC from permitting the ratio of its EBITDA (as defined in Schedule 1.5 to the Modification Agreement), minus taxes paid in cash (including any tax payments to its affiliates), minus dividends and distributions and unfinanced CAPEX (as defined in Schedule 1.5 to the Modification Agreement), minus loans and advances to any related individuals, partnership, corporation, limited liability company, trust or other organization or person plus non cash stock based compensations which are converted to capital, to interest expense plus CMLTD (as defined in Schedule 1.5 to the Modification Agreement), to be less than 1.15 to 1.0, tested every quarter on a rolling four quarters basis commencing with the quarter ending June 30, 2015.

The Modification Agreement also modifies the Second Credit Facility Agreement by adding to Article IX entitled “Negative Covenants of Borrower”, a new subsection 9.14 in its entirety, as set forth in Schedule 1.6 to the Modification Agreement, which in effect precludes PPC from paying any dividends or distributions in cash or property on its capital stock, except that so long as PPC is not in default under the Loan Documents, distributions not to exceed $100,000 per fiscal quarter may be made to PPC’s parent, DSS.

The Modification Agreement also provides that except for the amendments contained in the Modification Agreement, all the other terms, provisions, representations, warranties, and conditions of the Loan Documents will continue in full force and effect.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Modification Agreement, and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Modification/Extension to the Amended and Restated Revolving Line Note and the Second Amended and Restated Credit Facility Agreement, dated April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: April 29, 2015	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer